SECURITIES AND EXCHANGE COMMISSION
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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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DAS, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada		26-0449303
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

DAS, INC.
1717 Route 6
Carmel, New York 10512
(845)282-7859
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Corporation Service Company
502 East John Street
Carson City, Nevada 89706
(775) 684-5708
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. | |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	157,200	$0.25	$39,300	$1.54

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum subject to a 10-for-1 forward stock split on October 10, 2008.  It is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED DECEMBER 15, 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

157,200 SHARES OF
DAS, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 157,200 shares of our common stock can be sold by selling security holders at a fixed price of $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment. We will receive no proceeds from the sale or other disposition of the shares, or interests therein, by the selling stockholders.

An investment in shares of our common stock involves a high degree of risk. We urge you to carefully consider the Risk Factors beginning on page 3. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: December __, 2008

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .

About Our Company

DAS, Inc. was incorporated in the State of Nevada on June 27, 2007.  DAS, Inc.’s primary asset is its software trading technology product of DAS Trader PRO, LITE and WEB which can be found at http://www.dastrader.com.  We offer to the brokerage and trading community an end-to-end electronic trading solutions and addressing the shortcomings of the products currently offered on the market where latency of order execution and real-time quoting are critical to direct access traders. We completed a private placement on December 2007 in which we raised $33,050 from 37 shareholders.

We have a limited operating history and have generated limited revenues to date. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and to implement its strategic sales plan provide the opportunity for the Company to continue as a going concern.

Where You Can Find Us

Our principal executive offices are located at 1717 Route 6, Carmel, NY 10512 and our telephone number is (845) 282-7859.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the sale of these shares. The offering price of $0.25 was determined by the price shares were sold to our shareholders in a private placement memorandum of $2.50 and is subject to 10-for-1 forward stock split on October 10, 2008. It is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained. In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the year ended July 31, 2008 are derived from our audited financial statements. The Statement of operations and balance sheet data for the period ended October 31, 2008 are derived from our unaudited financial statements.

	For the Three Months Ended		For the Year Ended
	October 31,		July 31,
	(Unaudited)		(Audited)
	2008	2007	2008
Revenues	$58,435	$118,256	$541,886

Total operating expenses	66,669	35,872	$461,266

Income (loss) from operation	(8,234)	82,384	$80,621

Other income (expense)	247	48	$482

Net income (loss)	$(7,987)	$82,431	$81,102

Earnings (loss) per common share-basic and diluted	$0.0004	$0.0041	$0.0401

BALANCE SHEET DATA:	As of October 31,	As of January 31, 2008 (Audited)
	2008 (Unaudited)

Current assets	$145,775	$125,633

Total assets	$149,156	$129,156

Total liabilities	$62,160	$2,038

Stockholders’ equity (deficit)	$86,996	$127,118

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY IN WHICH TO EVALUATE OUR BUSINESS, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in June 2007.  We have limited revenue to date and have a limited operating history upon which an evaluation of our future success or failure can be made.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

WE DEPEND ON OUR TRADING SOLUTION TECHNOLOGY, AND OUR FUTURE RESULTS MAY BE IMPACTED IF WE CANNOT MAINTAIN OR IMPROVE THE EFFICIENCY OF OUR TECHNOLOGY IN OUR INDUSTRY.

Our revenue in the past has largely been attributable to our sophisticated technology in our software provided to the brokerage and financial services firms. We have benefited from the fact that the type of technology equivalent to that which we employ has not been widely available to our competitors. If our technology becomes more widely available to our current or future competitors for any reason, our operating results may be adversely affected. Additionally, adoption or development of similar or more advanced technologies by our competitors may require that we devote substantial resources to the development of more advanced technology to remain competitive. The markets in which we compete are characterized by rapidly changing technology, evolving industry standards and changing trading systems, practices and techniques. Although we have been at the forefront of many of these developments in the past, we may not be able to keep up with these rapid changes in the future, develop new technology, realize a return on amounts invested in developing new technologies or remain competitive in the future.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR MAY BE PREVENTED FROM USING INTELLECTUAL PROPERTY NECESSARY FOR OUR BUSINESS.

We rely primarily on trade secret, contract, copyright, patent and trademark laws to protect our technology. It is possible that third parties may copy or otherwise obtain and use our proprietary technology without authorization or otherwise infringe on our rights. We may also face claims of infringement that could interfere with our ability to use technology that is material to our business operations.

In the future, we may have to rely on litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others or defend against claims of infringement or invalidity. Any such litigation, whether successful or unsuccessful, could result in substantial costs and the diversion of resources and the attention of management, any of which could negatively affect our business.

OUR BUSINESS MAY BE HARMED BY GLOBAL EVENTS BEYOND OUR CONTROL, INCLUDING OVERALL SLOWDOWNS IN SECURITIES TRADING.

Like other companies providing trading solutions to brokerage and financial services firms, our business and profitability are directly affected by elements that are beyond our control, such as economic and political conditions, broad trends in business and finance, changes in volume of securities and futures transactions, changes in the markets in which such transactions occur and changes in how such transactions are processed. A weakness in equity markets, such as a slowdown causing reduction in trading volume in U.S. or foreign securities and derivatives, bankruptcies of brokerage and financial services firms, would have a material adverse effect on our business, financial condition and results of operations.

OUR RELIANCE ON OUR COMPUTER SOFTWARE COULD CAUSE US GREAT FINANCIAL HARM IN THE EVENT OF ANY DISRUPTION OR CORRUPTION OF OUR COMPUTER SOFTWARE. WE MAY EXPERIENCE TECHNOLOGY FAILURES WHILE DEVELOPING OUR SOFTWARE.

We rely on our computer software to receive and properly process internal and external data. Any disruption for any reason in the proper functioning or any corruption of our software or erroneous or corrupted data may cause us to make erroneous trades or suspend our services and could cause us great financial harm. In order to maintain our competitive advantage, our software is under continuous development. As we identify and enhance our software, there is risk that software failures may occur and result in service interruptions and have other unintended consequences.

WE WILL ENCOUNTER INTENSE COMPETITION AND WILL REQUIRE  ADDITIONAL FINANCING IN ORDER TO COMPETE IN THE MARKET.

Short-term and/or long-term competition may become intense once the Company launches its business. Although the Company's financial projections assume that the industry will generate competition, there can be no assurances on how any level of competition may impact the financial forecasts and projections made by management. Some competitors may include large publicly funded companies. Some of these potential competitors have greater financial and business resources than the Company. The Company believes that it will be able to effectively compete with these larger entities but there can be no assurances that it will be able to do so.

The lack of adequate funding may adversely affect the Company’s ability to meet its short-term objectives. The Company may require additional financing to expand its operations, maintain public awareness of its products/services and provide working capital for the anticipated growth of the Company. There can be no assurance that such financing will be available or, if available that the terms thereof will be attractive to the Company. The lack of additional financing may adversely affect the Company's ability to meet its objectives.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR MANAGERS AND OFFICERS.

We are presently dependent to a great extent upon the experience, abilities and continued services of our managers and officers.  The loss of services of any of the management staff could have a material adverse effect on our business, financial condition or results of operation.

OUR MANAGEMENT TEAM HOLDS MAJORITY SHARES OF THE COMPANY AND THERE IS CONFLICT OF INTEREST WHEN MAKING DECISIONS.

Karen Gentile, our Co-founder, President and Director, and Jun Liu, our Co-founder, beneficially own approximately 98% of the voting interests in our company. As a result, Ms. Gentile and Mr. Liu will have the right, assuming the ownership of the Company does not change, to perpetuate their status as officers and directors and therefore conduct the business and affairs of the Company. The terms of any employment agreements or other agreements between the Company and its officers were not the result of any arm's length bargaining or negotiation, and such transactions involve inherent conflicts of interest. There is no assurance that such transactions are or will be favorable to the Company due to the lack of arm's length bargaining. The board of directors, does however, believe that such agreements and arrangements are fair to the Company and its shareholders. The Company has a policy that it will not enter into a business combination with any entity in which any member of management serves as an officer, director or partner, or in which such person or such person's affiliates or associates hold any ownership interest. If there is any related party transaction, however remote, it would be submitted for approval by an independent quorum of the Board of Directors and the proposed transaction would be submitted to the shareholders for prior ratification in an appropriate manner.

THERE IS LIMITED LIABILITY OF MANAGEMENT AND IT MAY REQUIRE THE COMPANY TO INDEMNIFY ITS OFFICERS AND DIRECTORS.

The Company has adopted provisions to its Articles of Incorporation and bylaws, which limit the liability of its officers and directors and provide for indemnification by the Company of its officers and directors to the fullest extent permitted by Nevada corporate law.  Such law generally provides that its officers and directors shall have no personal liability to the Company or its shareholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

THE COMPANY HAS NOT PAID OR DECLARED ANY DIVIDENDS, NOR, DOES IT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE.

The Company has not paid or declared any dividends, nor, by reason of its present financial status and its contemplated financial requirements, does it anticipate paying any dividends in the foreseeable future. The future payment of dividends by the Company on its Common Stock, if any, rests within the sole discretion of the Company's board of directors and will depend, on among other things, the Company's earnings, its capital requirements and its financial condition as well as other relevant factors.

THE OFFERING PRICE OF THE SHARES WAS DETERMINED BASED UPON THE PRICE SOLD IN OUR OFFERING SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.25 for the shares of common stock was determined by the price shares were sold to our shareholders in a private placement memorandum and is subject to the 10-for-1 forward stock split on October 10, 2008.  It is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. We anticipate that these expenses will be approximately $86,001.54.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in December 2007 pursuant to an exemption from registration under Rule 506 of Regulation D, and was subject to the 10-for-1 forward stock split on October 10, 2008.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

SELLING SHAREHOLDERS

We are registering 132,200 shares of our common stock held by 37 shareholders that were sold in a private placement completed in December 2007, and 25,000 shares of our common stock of our common stock issued for services in connection with the private placement.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 15, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Stock USA Financial, Inc. (1)	100,000	20,000	80,000	*
Anslow & Jaclin, LLP (2)	5,000	5,000	0	0
Maria and Patrick Barry (3)	5,000	5,000	0	0
Adam Gottbetter	20,000	20,000	0	0
Sam and Michelle DelPresto	4,000	4,000	0	0
Antonietta and Giovanni Gentile	1,000	1,000	0	0
Brian Corbman	1,000	1,000	0	0
Texas Capital Management, LLC (4)	1,000	1,000	0	0
Darin Uesugi	1,000	1,000	0	0
Janet and Anthony Balbour	1,000	1,000	0	0
Yoeshen Tsui	4,000	4,000	0	0
Alliance Investment Management (5)	10,000	10,000	0	0
Rick Davis Production (6)	20,000	20,000	0	0
Meir Waistenberg	1,000	1,000	0	0
Valarie Afriat	2,000	2,000	0	0
Antonia Panetta	2,000	2,000	0	0
Angelo Panetta	2,000	2,000	0	0
Armando Virola	1,000	1,000	0	0
Craig Manderson (3)	1,000	1,000	0	0
Timothy Looney	1,000	1,000	0	0
Devorah Gelkopf	15,000	15,000	0	0
Allan Gelkopf	15,000	15,000	0	0
Ghitel Grinfeld	4,000	4,000	0	0
Yona Giterman	1,000	1,000	0	0
Ben Giterman	1,000	1,000	0	0
Richboy Trading, LLC (7)	1,000	1,000	0	0
Ranajit Chaudhury	1,000	1,000	0	0
Courtney Hresko	1,000	1,000	0	0
Mitra Ray	1,000	1,000	0	0
Airu Sun	1,000	1,000	0	0
David Lind	1,000	1,000	0	0
Jeremy Kurtz	1,000	1,000	0	0
Rivka Kurtz	1,000	1,000	0	0
Roly Anidjar	4,000	4,000	0	0
Miriam Anidjar	1,000	1,000	0	0
Jonathan Curshen	2,000	2,000	0	0
Richard Bertematti	1,000	1,000	0	0
Daniel Bardelli (3)	1,000	1,000	0	0
Danny Rabizada	1,200	1,200	0	0
TOTAL		157,200

* Less than 1%.
___________________

(1)
Stock USA Financial, Inc. was issued 100,000 shares of our common stock for its service in connection with the private placement completed in December 2007. Karen Gentile is the beneficial owner of Stock USA Financial, Inc. through her husband Guy Gentile, the managing partner of Stock USA, and therefore has investment control over their shares of our common stock.

(2)	Anslow & Jaclin, LLP was issued 5,000 shares of our common stock for its service in connection with the private placement completed in December 2007.

(3)	Maria Barry, Craig Manderson and Daniel Bardelli are registered representative at Stock USA Investments, Inc.

(4)	Mike Denio is the beneficial owner of Texas Capital Management, LLC and therefore has investment control over their shares of our common stock.

(5)	Julian R. Brown is the beneficial owner of Alliance Investment Management and therefore has investment control over their shares of our common stock.

(6)	Rick Davis is the beneficial owner of Rick Davis Production and therefore has investment control over their shares of our common stock.

(7)	Ranajit Chaudhury is the beneficial owner of Richboy Trading, LLC and therefore has investment control over their shares of our common stock.

We do not have any arrangement with any broker-dealer for it to act as an underwriter for the sale of the shares included herein for any of the selling stockholders. Each of the selling stockholders purchased or received the shares offered by it in this prospectus in the ordinary course of business, and at the time of purchase of such shares, it had no agreements or understandings, directly or indirectly, with any person for the distribution of such shares.

 Except as listed in the footnotes above, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The offering price of $0.25 was determined by the price shares were sold to our shareholders in a private placement memorandum at $2.50 and was subject to 10-for-1 forward stock split on October 10, 2008. It is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. However, sales by selling security holder must be made at the fixed price of $.25 until a market develops for the stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board. In addition, it is possible that, such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if developed, will be sustained.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $86,000.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share and no preferred stock. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.  Currently we have 20,237,200 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Other than Anslow &Jaclin, LLP, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Eugene M. Egeberg to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CORPORATE HISTORY AND STRUCTURE

Organization Within Last Five Years

We were incorporated on June 27, 2007 in the State of Nevada. In July 2007, we issued 10,000,000 shares at par value of $0.001 to Karen Gentile and 10,000,000 shares at par value of $0.001 to Jun Liu in consideration for services provided. In December 2007, we completed an offering in which we sold 237,200 shares of common stock at $.25 per share in connection with our private placement. Information herein gives effect to the 10-for-1 forward stock split on October 10, 2008.

OUR BUSINESS

DAS, Inc. strives to be an Industry Leader in Direct Access Trading Technologies (DATT). We offer to the Brokerage and Trading Community an end-to-end electronic trading solutions giving the reliability and access that the clients can count on. DAS system provides efficient execution solutions for the firm’s clients, Broker/Dealers, Clearing Firms, On-Line Brokers, Institutional Trading desks, and traders worldwide that demand smarter execution services.

Our product suite provides a solution and technology necessary for firms to connect to the global market. Specializing in direct access trading technology, we provide the complete online brokerage solutions including direct access trading applications, browser-based trading, back-office order management systems, market data feeds, historical data, and API execution services. Products integrate with firm’s existing systems to reduce costs and improve efficiency. They include the following interfaces:

•
DAS/PRO – is a professional trading platform with advanced order types, basket trading, charting, and multi-account management in a real-time environment. DAS Pro combines powerful features such as advanced analytics, multi-instrument trading and portfolio management into a single trading platform. It also offers simple and intuitive market data and order entry panels, real-time streaming news and a customizable user interface.

•
DAS/LITE – the Level I component of the DAS Trader family of products. DAS/Lite is not just a stripped down version of DAS/Pro, but it is modified to better take advantage of Level I and ECN book data.

•
DAS/WEB – an advanced browser-based interface for trading equities, options and futures. The product combines the direct access trading capabilities of DAS Pro with an intuitive web-based platform that can be customized to compete with other top-tier online brokerage solutions. All user data can be displayed on one screen for fast and easy trade execution.

Our clients, the Broker Dealer’s and their clients logs into one of our platform interface and is able to place electronic orders directly to the Electronic Communication Networks (ECN) and Market markers. The orders are held at our servers at NASDAQ’s collocation and not the client’s PC. Once the orders are executed, they are reported in real-time back to the client’s PC. Each order is printed in the Time and Sales windows so that other Direct Access System and other clients can all see the trades executing in real-time in the Stock Market.

Our target market is the clients who are trading on Direct Access technology to the US markets. From 2005 to present, a shift in the kind of securities and investment traders that are actively buying and selling occurred. Investors are becoming more active investors or day traders. The 1990’s saw an increase in investing in IPO’s, technology and internet stocks over blue chip performers. These self-help and active investors are the direct access traders.

Before direct access technology, investors would call their broker to buy or sell the stocks for them or they would trade on web-based system that did not give them the options to see the entire bid and ask except what the broker house printed in the security. Investors have become more technological savvy and therefore are looking to trade on the same system that their brokers are trading on. They are trading securities with large volume and price movement intra-day. They want the advance charting and technical analysis tools, market scanning, fast executions, the ability to trade different market sectors and all at a low cost.

Traders look for 3 key components in their direct access platform. DAS is the only system whose technology is equally upgraded to offer:

•	Choice of routing for all types of order flow. DAS has over 35 routing capability.

•	Speed of Executing order. DAS has the faster executions speed in its class because it is housed in NASDAQ’s collocation.

•	Technical Analysis and advanced Charting. Das has 26 of the major studies and 7 different trend lines options.

Competition

Our main competitors are Esignal, IntraQuote, OmniPro and Real-Tick since they also license their technology to third parties and broker dealers who offer this technology to their direct access traders and active investors. There are also CyberTrader, Tradestation and Genesis’s Laser. Although these systems are in the same class, their systems are only offered to common owned self-clearing broker dealer’s clients and not to smaller or outside broker dealers. E-signal is purely a Data Charting and Technical Analysis system. It does not have routing or execution capability. Its datafeeds are provided by third parties and they do not have direct access connections to the ECNs. Both InstaQuote (bought by Banc of America Securities in 2004) and Real-Tick (developed by Townsend Analysis) have Data Charting, Technical Analysis, some routing and execution capability. However, they do not have nearly as much routing available for the Penny stocks, Over-the-counter (OTC) and the Pinksheets traders. Neither system has made any effort to improve, build upon or attract these types of traders. OmniPro sold by AB Watley to Penson Financial Services is a light product in comparison to the rest in this group. It does have routing and execution but it lacks advance charting and technical analysis. It is used by the majority of Penson’s clients as an alternative system to their main product. We believe that our products provide the most value at the lowest cost.

Only our system houses its technology directly in the NASDAQ’s collocation and can boast that it has Zero Ping time to NASDAQ/INET. It is one of the fastest executions and quoting system on the market, all at an affordable cost to the trader and broker dealer to offer to its clients.  All of our current clients to date have been non-solicited and have become clients entirely from word of mouth.

Although we have upgraded our infrastructure and have added more direct connections, we have been able to maintain our cost to the clients below our competitor’s rate.  Because of this, more broker dealers are looking at our products to grow their business. Below are the areas that we intend to target in order to achieve greater growth in the industry:

•	Direct connectivity to global market centers such as Toronto Stock Exchange, Inc. (TSX), Europe and Asia.

•	Continue to be an industry leader in bridging relationships.

•	Build a Scanning feature into our interface to assist client in making better trade decisions.

•	Attract and capture more client base though keeping the cost of the package low to be more competitive.

•	Hire more programmers and developer to continually improve the products, add new products and features.

•	Hire sales/marketing team to reach out to more broker dealers, clearing firms and institutional clients.

•	Budget for paid advertisement in Magazines, High traffic websites and TV channels.

Employees

We currently have 3 independent consultants who work from their own offices since inception. We intend to hire more programmers and developer to continually improve the products, add new products and features, and marketing team to reach our more clients.

DESCRIPTION OF PROPERTY

Our business office is located at 1717 Route 6, Carmel, NY 10512. The premise is owned by KAG Holding Corp. which is controlled by Karen Gentile. We signed a lease agreement with KAG Holding Corp. to cover the rental expenses for $250 per month from December 1, 2008 to December 30, 2009.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 41 shareholders of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Transfer Agent and Registrar:

We currently do not have transfer agent.

Dividend Policy:

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion may contain certain forward-looking statements. Such statements are not covered by the safe harbor provisions. These statements include the plans and objectives of management for future growth of the Company, including plans and objectives related to the consummation of acquisitions and future private and public issuances of the Company's equity and debt securities. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

The words “we,” “us” and “our” refer to the Company. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in the forward looking statements as a result of a number of risks and uncertainties, including but not limited to: (a) limited amount of resources devoted to achieving our business plan; (b) our failure to implement our business plan within the time period we originally planned to accomplish; (c) our strategies for dealing with negative cash flow; and (d) other risks that are discussed in this report.

Overview of Our Performance and Operations

Our business

We were incorporated in June 27, 2007 in the State of Nevada.  We are an industry leader in Direct Access Trading Technologies (DATT). We offer to the brokerage and trading community an end-to-end electronic trading solutions giving the reliability and access that the clients can count on. Our system provides the most efficient execution solutions for the firm’s clients, Broker/Dealers, Clearing Firms, On-Line Brokers, Institutional Trading desks, and traders worldwide that demand smarter execution services.

Our product suite is the solution and technology necessary for firms to connect to the global market. Specializing in direct access trading technology, we provide the complete online brokerage solutions including direct access trading applications, browser-based trading, back-office order management systems, market data feeds, historical data, and API execution services. Products integrate with firm’s existing systems to reduce costs and improve efficiency.

Plan of Operation

We have begun limited operations, and we require outside capital to implement our business model.

1.                 We believe we can begin to implement our business plan to develop our products, including building a scanning feature in our interface to assist client in making better trade, and to reach out to more broker dealers, clearing firms and institutional clients. We are acting as a service bureau to financial firms for market data and other management services (OMS). We are one of the market data exchange vendors for the NASDAQ Stock Market, Inc, New York Stock Exchange, Options Price Reporting Authority and Pink OTC Markets, Inc. We receive market data directly from each market exchanges either through cross connection of a Virtual Private Network (VPN) tunnel or Point of Point connection via the internet through Internet Service Providers. These exchanges are NASDAQ, NYSE, OPRA, Pink sheet and National Stock Exchange (NSX). We utilized internet suppliers Stealth Communications, Transaction Network Services, Inc. (TNS) and Reliance Globalcom formerly Yipes Enterprise Services, Inc. We pay NASDAQ Transaction Services, the market data center division of the NASDAQ exchange for collocation space in the Carteret, New Jersey location. We also pay Newswire a division of Track Data Corporation for real-time news feed.

2.                 All business functions will be coordinated and managed by our President Karen Gentile and Developer Jun Liu. They both have significant experience in direct access trading industry and will continue to support our Company with their knowledge and resources in the industry.

3.                 We intend to support our products by the development of high-quality marketing materials; a wide spread public relations and advertising program and an attractive and informative trade and consumer friendly Web site, www.dastrader.com. Our products are based on us providing fast direct data feed to our clients. In order to continue to do so we much establish presence in close proximity to the exchanges by housing our feed center in the exchange data center and become a certified subscribed vendor  to redistribute the data and provide execution services to the regions’ financial firms.  We will improve the following:

(1)	Increase hosting facility at NASDAQ
(2)	Setup backup facility
(3)	Get data feed for other exchanges
(4)	Buy new servers, routers and switches
(5)	Set up collocation in Asia and Europe.
(6)	Get direct connections for TSX, Europe and Asia markets

It takes approximately 6 months to replicate feed and data center setup in a new market. One month is designated to getting the approval of membership; one to two months to order and deliver equipment to location, communication lines and data feed. One month to install and setup equipment in the collocation. Two to three months to program and test the data and become certified by the exchanges. Once the technology is in production, then it merely takes approximately one month to setup a new client on the system. This consists of designating an order server to that client with FIX handlers to the exchange and the designated routes the client wishes to send orders to. Then the client is given downloadable private labeled frontend so that he may login into and sends his electronic transaction to the exchanges. Before the client is given access, he must complete the necessary subscriber agreement which usually states that we are the service bureau to him and the VOC to redistribute market data to him.

4.                 Within 180 days of the initiation of its distribution and marketing campaign, we believe we will begin to generate expanded revenues from its targeted distribution approach.

In summary, we hope to be generating sales revenues within 180 days of the date of this Registration Statement.

If we are unable to generate sufficient distribution partners and/or customers, we may have to reduce, suspend or cease our efforts.  If we are forced to cease previously stated efforts, we do not have plans to pursue other business opportunities.

Limited Operating History

We are a developing company organized on June 27, 2007, providing electronic trading solutions, and as such have limited operating revenues to date. Further, we have no significant assets, no current earnings, nor any history of operations and are considered to be a developmental stage company. The success of our company is dependent upon the extent to which it will gain market share. All financial information and financial projections and other assumptions made by us are speculative and, while based on management's best estimates of projected sales levels, operational costs, consumer preferences, and the general economic and competitive health of our company in the image consultant marketplace, there can be no assurance that we will operate profitably or remain solvent.

Liquidity and Capital Resources

As of October 31, 2008, we had cash of $145,775.  However, due to the current instability of the credit market and our limited history, we may require additional funds to continue to operate. We will continue to operate on a reduced budget until such time as more capital is raised.  We may raise additional funds through:

-	public offerings of equity, securities convertible into equity or debt,

-	private offerings of securities or debt, or other sources.

At this time, we not identified any sources of additional financing. Upon developing a trading market for the common stock we intend to seek additional sources of financing through hedge funds and/or licensed broker-dealers, however, given our development stage operations, a trading market may not develop in the foreseeable future.

Given our history of raising money, there is no guarantee that we will be successful in obtaining funds through public or private offerings in order to fund our operations. Our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

A summary of significant accounting policies is included in Note 2 to the audited financial statements for the year ended July 31, 2008. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

Recently Issued Accounting Pronouncements

On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the year ending July 31, 2009, we will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, it is required to file the auditor’s attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

On September 15, 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 157 “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective as of the beginning of the first fiscal year beginning after November 15, 2007. We do not anticipate that the adoption of this statement will have a material effect on our financial condition and results of operations.

On February 15, 2007, the FASB issued FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits all entities to elect to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007, with earlier adoption permitted. We do not anticipate that the adoption of this statement will have a material effect on our financial condition and results of operations.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3 “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities” (“EITF Issue No. 07-3”) which is effective for fiscal years beginning after December 15, 2007. EITF Issue No. 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts will be recognized as an expense as the goods are delivered or the related services are performed. We do not expect the adoption of EITF Issue No. 07-3 to have a material impact on our financial results.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires us to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. We will adopt this standard at the beginning of our year ending December 31, 2008 for all prospective business acquisitions. We have not determined the effect that the adoption of SFAS No. 141(R) will have on our financial results.

In December 2007, the FASB issued FASB Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet. SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. We will adopt this standard at the beginning of our year ending December 31, 2008 for all prospective business acquisitions. We have not determined the effect that the adoption of SFAS No. 160 will have on our financial results.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption. We will adopt this standard at the beginning of our year ending December 31, 2008. We do not expect the adoption of SFAS No. 161 to have a material impact on our financial results.

We do not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and their respective ages as of December 15, 2008 are as follows:

NAME	AGE	POSITION

Karen Gentile	35	Co-Founder, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Jun Liu	36	Co-Founder, Developer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

KAREN GENTILE, Co-Founder, President, CEO, CFO and Director

In 2007, Mrs. Gentile founded DAS, Inc. and holds the title as the president, CEO, CFO, secretary and treasurer. Her goal is to make the technology a global commodity by providing the means and the bridge in connecting the broker dealers, banks, clearing firms, investment institutions worldwide to their clients.  With more than 7 years of accounting and information technology experience, Karen Gentile brings to DAS, Inc. a wealth of business and management experience. Prior to founding DAS, Inc. Karen worked in corporate, civil and the private sectors.

Prior to DAS, Inc., in 2003, Mrs. Gentile assisted in the formation of Direct.Access.Software.com (DAS). This website specialize in developing software technology for high-speed execution routing to the Major exchanges including NYSE/ARCA, NASDAQ and all the major market makers and market centers. The DAS technology is used by market markers, broker dealers, institutions, banks, hedge funds, clearing firms and active trader’s world wide. The company also owns a live level 2 streaming data and quotes proprietary trading platform known as DAS Trader. In 2001, Mrs. Gentile co-founded KAG Holding Corp, a private equity and real estate investment company. This company invests in commercial real estates in the US and aboard with the investment approach of maximized cash flow and income.  In 1999, Mrs. Karen Gentile began her career in the Financial/Technology Industry when she assisted in the formation Stock USA Investments, Inc., formerly Speedtrader.com, Inc.

Karen Gentile is a graduate of Pace University, with a B.A. in Political Science, minors in History and Environmental Science and a Certification in Information Technology.

JUN LIU, Co-Founder, Developer and Director

Jun Liu has over 10 years experience in the Direct Access trading industry from back office support to developer. He also has more than fifteen years experience as a Software Language Engineer.

Mr. Liu co-founded DAS, Inc. in which he used his prototype to build the DAS Trader PRO direct access trading software.  Through Jun Liu engineering and programming skills, DAS, Inc. continues to add new product lines such as DAS Trader Web and DAS API,.

Prior to DAS, Inc, from 2003 to 2007 Mr. Liu worked for FlexTrade Systems Inc as a Senior Programmer / Project Manager and further developed the FlexTrader trading system, which is a well established institutional Global Order Management system, trusted by over 75 financial services firms worldwide.   From 2000 to 2003, Mr. Liu served as the Chief Senior Programmer / System Analyst / Project Manager for Global Access Financial Services in New York in which he provided and built a back office Help support to the firm’s direct access trading software.

Mr. Liu has a Bachelor of Computer Software and Master of DNA Sequence Information Analysis when he attended LanZhou and the Institute of Biophysics of Chinese Academy of Science.

Family relationships

None.

Involvement in certain legal proceedings

No bankruptcy petition has been filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. No director has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offenses). No director has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director has been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended July 31, 2008 and 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Karen Gentile, Co-Founder, President, CEO, CFO and Director	2008	$0	0	0	0	0	0	0	$0
	2007	$0	0	0	0	0	0	30,000 (1)	$30,000

Jun Liu, Co-Founder, Developer and Director	2008	$50,000 (2)	0	0	0	0	0	0	$50,000
	2007	$0	0	0	0	0	0	30,000 (1)	$30,000

(1)	Both Karen Gentile and Jun Liu received $30,000 for consulting service in 2007 respectively.

(2)	Jun Liu receives a monthly payment of $4,166.66 for technical support and development of DAS system for the year of 2008.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through July 31, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised through July 31, 2008 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 15, 2008 with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” below and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of December 15, 2008 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 20,237,200 common shares issued and outstanding as of December 12, 2008.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Owner (2)	Percent of Class

Common Stock	Karen Gentile (3) President, CEO, CFO and Director	10,100,000	49.91%

Common Stock	Jun Liu Developer and Director	10,000,000	49.41%

Common Stock	All executive officers and directors as a group	20,000,000	99.32%

(1)	The address is 1717 Route 6, Carmel, NY 10512.
(2)	The shares of common stock are post-split share numbers.
(3)
Including 100,000 shares of our common stock issued to Stock USA Financial, Inc. Karen Gentile is the beneficial owner of Stock USA Financial through her husband Guy Gentile, the managing partner of Stock USA.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On July 1, 2007, we issued 10,000,000 post-split founder shares of common stock to Karen Gentile and 10,000,000 post-split founder shares of common stock to Jun Liu pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.  The total purchase price of the Shares was $9,000 each.

We have an ongoing monthly license agreement with Stock USA Investments, Inc. (“Stock USA”) to provide services at $10,000 per month.  Ms. Gentile was the founder and beneficial owner of Stock USA.  Stock USA is a tenant of KAG Holding Corp. which is controlled and managed by Guy Gentile, Karen Gentile’s husband. We currently owe Stock USA a total of $90,000 for services rendered through July 31, 2008.

Stock USA Financial, Inc. was issued 100,000 shares of our common stock for its service in connection with the private placement completed in December 2007.

We lease our business office located at 1717 Route 6, Carmel, NY 10512 from KAG Holding Corp., which is controlled by our officer and director Karen Gentile. We signed a lease agreement with KAG Holding Corp. to cover the rental expenses for $250 per month from December 1, 2008 to December 30, 2009.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

DAS, INC.
(A Development Stage Company)

Statement  of Changes in
Stockholders’ Deficit……………………………………………………………….….....F-4

Notes to Financial Statements…………………..……………………….…………........F-5 - F-9

DAS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
OCTOBER 31st (2007 & 2008)
(UNAUDITED)

ASSETS

	October 31, 2008	October 31, 2007
Current Assets
Cash and cash equivalents	$145,775	$107,817
Accounts Receivable	-	-

Total Current Assets	145,775	107,817

Property, Plant and Equipment
at cost, net of accumulated depreciation	3,381	3,952

TOTAL ASSETS	$149,156	$111,770

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and Accrued Liabilities	$53,899	$12,966
Prepaid Expenses	8,261	-

Total Current Liabilities	62,160	12,966

TOTAL LIABILITIES	$62,160	$12,966

Stockholders' Equity:
Common Stock - $0.0001 par value - 100,000,000
shares authorized, 20,237,200 issued and
outstanding. $0.25 par value - 157,200 authorized	$2,024	$24,250
Additional paid-in capital	49,372	100
Retained earnings (deficit)	35,600	74,454

TOTAL STOCKHOLDERS EQUITY	$86,996	$98,804

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$149,156	$111,770

The accompanying notes are an integral part of these financial statements.

F-1

DAS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF INCOME AND EXPENSES
FOR THE THREE MONTHS OCTOBER 31st (2007 and 2008)
(UNAUDITED)

	3 Months Ended	3 Months Ended
	October 31, 2008	October 31, 2007

Revenue	$58,435	$118,256

Cost of Revenue	-	-

Gross Profit (Loss)	58,435	118,256

Operating Expenses	66,669	35,872

Net Income (Loss) from Operations	(8,234)	82,384

Other Income (Expense), Net	247	48

Net Income (Loss)	$(7,987)	$82,431

Weighted average number of common shares
outstanding - basic and fully diluted	20,237,200	20,237,200

Net (Loss) per share - basic and fully diluted	$0.0004	$0.0041

The accompanying notes are an integral part of these financial statements.

F-2

DAS, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED OCTOBER 31st (2008 and 2007)
(UNAUDITED)

	3 Months Ended	3 Months Ended
	October 31, 2008	October 31, 2007

Cash Flows From Operating Activities
Net income (loss)	$(7,987)	$82,384

Adjustments to reconcile net income (loss) to
net cash (used) provided by operating activities:

Increase in Depreciation	143	48
Changes in Accounts Receivable	8,261	39,600
Changes in Accrued Liability	52,241	(29,430)
Decrease in Income Tax Liability	(380)	-

Net cash (used) by operating activities	52,278	92,601

Cash Flows From Investing Activities
Purchase of property, plant and equipment	-	(4,000)

Net cash used in investing activities	-	(4,000)

Cash Flows From Financing Activities
Issuance of Common Stock	-	6,250
Decrease in Retained Earnings, Prior Period Adj	(50,381)
Increase in Contributed Capital	18,246	-

Net cash used in financing activities	(32,135)	6,250

Net decrease in cash and cash equivalents	20,143	94,851

Cash and cash equivalents, Beginning of Period	125,633	12,966

Cash and cash equivalents, October 31st	$145,776	$107,817

The accompanying notes are an integral part of these financial statements.

F-3

DAS, INC.
(A DEVELOPMENT STAGE COMPANY)
CHANGES IN STOCKHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED OCTOBER 31st (2008 and 2007)
(UNAUDITED)

	Common	Additional	Retained
	Stock	Paid In Capital	Earnings	Total

Balance at August 1, 2008	$2,024	$31,126	$93,968	$127,118

Stock Issued	-	-	-	-

Additional Paid in Capital	-	18,246	-	18,246

Retained Earnings	-	-	(50,381)	(50,381)

Net Income	-	-	(7,987)	(7,987)

Balance at October 31, 2008	$2,024	$49,372	$35,599	$86,995

	Common	Additional	Retained
	Stock	Paid In Capital	Earnings	Total

Balance at August 1, 2007	$18,000	$100	$(7,930)	$10,170

Stock Issue	6,250	-	-	6,250

Additional Paid in Capital	-	-	-	(0)

Retained Earnings Adjustment	-	-	(47)	(47)

Net Income	-	-	82,431	82,431

Balance at October 31, 2007	$24,250	$100	$74,454	$98,804

The accompanying notes are an integral part of these financial statements.

F-4

 DAS, INC
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2008

1. Organization

DAS, Inc, a development stage company (the “Company”) was incorporated in the state of Nevada on June 27, 2007. The Company offers to the brokerage and trading community electronic trading solutions through their proprietary software that its clients download from the Internet. The Company provides support and works with its clients to meet all of their daily needs.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company has earned limited revenues from limited principal operations and accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises (“SFAS No. 7 “).  Among the disclosures required by SFAS No. 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operation and comprehensive loss, stockholders' equity and cash flows disclose activity since the date of the Company's inception.
Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly actual results could differ from those estimates.

Accounting for Income taxes

The provision for income taxes is calculated in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred income taxes using the liability method. Under the liability method, deferred income taxes are recognized for the tax effect of temporary differences between the financial statement carrying amount of assets and liabilities and the amounts used for income tax purposes and for certain changes in valuation allowances. Valuation allowances are recorded to reduce certain deferred tax assets when, in our estimation, it is more likely than not that a tax benefit will not be realized.

F-5

DAS, INC
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2008

2. Summary of Significant Accounting Policies (Continued)

Revenue Recognition

The Company recognizes revenue in compliance with Staff Accounting Bulletin ("SAB") 104, Revenue Recognition, which requires that: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the sales price is fixed or determinable, and (iv) collectibility is reasonably assured.

The Company currently derives its revenue from licensing agreements as well as the sales of software technology.  License revenue is recognized when there is persuasive evidence of an arrangement, services have been rendered, the fee is fixed and determinable, and collectibility is reasonably assured.

Earnings or Loss Per Share

The Company accounts for earnings per share pursuant to SFAS No. 128, Earnings per Share, which requires disclosure on the consolidated financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common stock outstanding for the year.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common stock outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

There were no dilutive financial instruments for the year ended October 31, 2008.

Concentration of Credit Risk

SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk, requires disclosure of any significant off-balance-sheet risk and credit risk concentration.  The Company does not have significant off-balance-sheet risk or credit concentration.  The Company maintains cash with major financial institutions.  From time to time, the Company may have funds on deposit with commercial banks that exceed federally insured limits.  Management does not consider this to be a significant risk.

Cash and Cash Equivalents

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three months or less.

Fair Value Measurement

Financial Accounting Standard Board (“FASB”) SFAS No 157, Defining Fair Value Measurement, defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value instruments.   The carrying values of cash, accounts receivable and accounts payable approximate fair value due to the short term maturity of these instruments.

F-6

DAS, INC
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2008

2. Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes, which is an interpretation of SFAS No. 109, Accounting for Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  FIN 48 is effective for fiscal years beginning after 15 December 2006.  The adoption of this pronouncement did not have a material impact on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, Defining Fair Value Measurement ("SFAS No. 157"), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after 15 November 2007. The adoption of this pronouncement did not have a material impact on the Company's financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 requires that public companies utilize a "dual-approach" to assessing the quantitative effects of financial misstatements. This dual approach includes both an income statement focused assessment and a balance sheet focused assessment. The guidance in SAB 108 must be applied to annual financial statements for fiscal years ending after 15 November 2006. The adoption of this pronouncement did not have a material impact on the Company's financial statements.

In December 2006, the FASB issued FASB Staff Position Emerging Issues Task Force ("FSP EITF") 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements.  FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies.  FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after 15 December 2006 and interim periods within those fiscal years.  The adoption of FSP 00-19-2 is not expected to have a material impact on the Company’s financial condition or results of operations.

F-7

DAS, INC
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2008

2. Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS No. 159 applies to reporting periods beginning after 15 November 2007. The adoption of SFAS No. 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

In December 2007, the FASB issued SFAS No. 141 (R) Business Combinations. SFAS 141R establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquired company. SFAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after 15 December 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company's consolidated financial statements.

In December 2007, the FASB issued FAS No. 160 Non Controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.

In March 2008, the FASB issued FAS No. 161 Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.

In May 2008, the FASB issued FAS No. 162 The Hierarchy of Generally Accepted Accounting Principles.

In May 2008, the FASB issued FAS No. 163 Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60.

3.  Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has experienced losses from operations since inception that raise substantial doubt as to its ability to continue as a going concern.

The Company's existence is dependent upon management's ability to develop profitable operations. Management anticipates the Company will attain profitable status through continued business development and additional equity investment in the Company.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

F-8

DAS, INC
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2008

4. Capital Stock

On July 27, 2007 2,000,000 common stock were issued to the founders of the Company for $0.001 per share for services rendered.  The shares were recorded at the fair value of the services provided.

Since the Company’s inception, 23,720 common stock shares were issued for $0.001 per share with $2.4999 Additional Paid in Capital per share.

On October 31, 2008, the Company filed SEC Form S-1 Prospectus for the purpose of issuing common stock.   A total of $157,200 shares were authorized at a fixed price of $0.25 per share.

5. Related Party Transactions

For the period from inception August 1, 2007 to October 31, 2008, the Company included in “Revenue Services” an amount of $90,000 for services provided to Stock USA Investments Inc. (“Stock USA”). Stock USA Investments Inc. is a related company. The Company has an ongoing monthly license agreement with Stock USA to provide services at $10,000 per month.

6. Income Taxes

As at October 31, 2008, there were no differences between financial reporting and tax bases of assets and liabilities. Income Tax Expense for the fiscal year is as follows:

August 2007 – December 2007                   $  17,449 (Paid)
January 2008 – October 2008                      $    1,658 (Accrued)

F-9

DAS, INC.
(A Development Stage Company)

Audited Financial Statements

For the Fiscal Year Ended July 31, 2008

Eugene M Egeberg
Certified Public Accountant
834 South Milton Avenue
Baltimore, Maryland  21224
(410) 563-0667

DAS, INC.
(A Development Stage Company)
Audited Financial Statements

July 31, 2008

Independent Auditors’ Report………………………………………………………….F-1

Statement  of Changes in
Stockholders’ Deficit……………………………………………………………….….....F-5

Notes to Financial Statements…………………..……………………….…………........F-6 - F-10

Eugene M Egeberg
Certified Public Accountant
834 South Milton Avenue
Baltimore, Maryland  21224
(410) 563-0667

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT

To the Stockholders
DAS, Inc.
Carmel, NY 10512

We have audited the accompanying balance sheet of DAS, Inc. as of July 31, 2008, and the related statements of operations and changes in stockholder’s deficit and cash flows for the fiscal year then ended. These financial statements are the responsibility of the companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S.generally accepted auditing standards as well as standards required by the Public Companies Accounting Oversight Board. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DAS, Inc.as of July 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Eugene M Egeberg
Eugene M Egeberg
24 September 2008

DAS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JULY 31st (2007 & 2008)
AUDITED

ASSETS

	July 31, 2008	July 31, 2007
Current Assets
Cash and cash equivalents	$125,633	$12,966

Total Current Assets	125,633	12,966

Property, Plant and Equipment
at cost, net of accumulated depreciation	3,524	-

TOTAL ASSETS	$129,156	$12,966

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and Accrued Liabilities	$2,038	$-

Total Current Liabilities	-	-

TOTAL LIABILITIES	$2,038	$-

Stockholders' Equity:
Common Stock - $0.0001 par value - 100,000,000
shares authorized, 2,023,720 issued and
outstanding	$2,024	$-
Additional paid-in capital	31,126	100
Retained earnings (deficit)	93,968	12,866

TOTAL STOCKHOLDERS EQUITY	$127,118	$12,966

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$129,156	$12,966

The accompanying notes are an integral part of these financial statements.

DAS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF INCOME AND EXPENSES
FOR THE YEAR ENDED JULY 31, 2008
AUDITED

	12 Months Ended	3 Months Ended
	July 31, 2008	July 31, 2008

Revenue	$541,886	$139,862

Cost of Revenue	-	-

Gross Profit (Loss)	541,886	139,862

Operating Expenses	461,266	116,070

Net Income (Loss) from Operations	80,621	23,792

Other Income (Expense), Net	482	160

Net Income (Loss)	$81,102	$23,952

Weighted average number of common shares
outstanding - basic and fully diluted	2,019,995	2,019,995

Net (Loss) per share - basic and fully diluted	$0.0401	$0.0119

The accompanying notes are an integral part of these financial statements.

DAS, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JULY 31, 2008
AUDITED

	12 Months Ended	3 Months Ended
	July 31, 2008	July 31, 2008

Cash Flows From Operating Activities
Net income (loss)	$81,102	$23,952

Adjustments to reconcile net income (loss) to
net cash (used) provided by operating activities:

Increase in Depreciation	476	143
Increase in Income Tax Liability	2,038	2,038

Net cash (used) by operating activities	83,616	26,133

Cash Flows From Investing Activities
Purchase of property, plant and equipment	(4,000)	-

Net cash used in investing activities	(4,000)	-

Cash Flows From Financing Activities
Issuance of Common Stock	2,021	-
Increase in Contributed Capital	31,029	-

Net cash used in financing activities	33,050	-

Net decrease in cash and cash equivalents	112,666	26,133

Cash and cash equivalents, Beginning of Period	12,966	99,499

Cash and cash equivalents, July 31, 2008	$125,632	$125,632

The accompanying notes are an integral part of these financial statements.

DAS, INC.
(A DEVELOPMENT STAGE COMPANY)
CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED JULY 31, 2008
AUDITED

	Common	Additional	Retained
	Stock	Paid In Capital	Earnings	Total

Balance at August 1, 2007	$-	$100	$12,866	$12,966

Stock Issue	2,024	-	-	2,024

Additional Paid in Capital	-	31,026	-	31,026

Retained Earnings Adjustment	-	-	-	-

Net Income	-	-	81,102	81,102

Balance at July 31, 2008	$2,024	$31,126	$93,968	$127,118

The accompanying notes are an integral part of these financial statements.

 DAS, INC
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2008
AUDITED

1. Organization

DAS, Inc, a development stage company (the “Company”) was incorporated in the state of Nevada on June 27, 2007. The Company offers to the brokerage and trading community electronic trading solutions through their proprietary software that its clients download from the Internet. The Company provides support and works with its clients to meet all of their daily needs.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company has earned limited revenues from limited principal operations and accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises (“SFAS No. 7 “).  Among the disclosures required by SFAS No. 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operation and comprehensive loss, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly actual results could differ from those estimates.

Accounting for Income taxes

The provision for income taxes is calculated in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred income taxes using the liability method. Under the liability method, deferred income taxes are recognized for the tax effect of temporary differences between the financial statement carrying amount of assets and liabilities and the amounts used for income tax purposes and for certain changes in valuation allowances. Valuation allowances are recorded to reduce certain deferred tax assets when, in our estimation, it is more likely than not that a tax benefit will not be realized.

DAS, INC
(A Development Stage Company)
NOTES OT THE FINANCIAL STATEMENTS
JULY 31, 2008
AUDITED

2. Summary of Significant Accounting Policies (Continued)

Revenue Recognition

The Company recognizes revenue in compliance with Staff Accounting Bulletin ("SAB") 104, Revenue Recognition, which requires that: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the sales price is fixed or determinable, and (iv) collectibility is reasonably assured.

The Company currently derives its revenue from licensing agreements as well as the sales of software technology.  License revenue is recognized when there is persuasive evidence of an arrangement, services have been rendered, the fee is fixed and determinable, and collectibility is reasonably assured.

Earnings or Loss Per Share

The Company accounts for earnings per share pursuant to SFAS No. 128, Earnings per Share, which requires disclosure on the consolidated financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common stock outstanding for the year.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common stock outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

There were no dilutive financial instruments for the year ended July 31, 2007.

Concentration of Credit Risk

SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk, requires disclosure of any significant off-balance-sheet risk and credit risk concentration.  The Company does not have significant off-balance-sheet risk or credit concentration.  The Company maintains cash with major financial institutions.  From time to time, the Company may have funds on deposit with commercial banks that exceed federally insured limits.  Management does not consider this to be a significant risk.

Cash and Cash Equivalents

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three months or less.

Fair Value Measurement

Financial Accounting Standard Board (“FASB”) SFAS No 157, Defining Fair Value Measurement, defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value instruments.   The carrying values of cash, accounts receivable and accounts payable approximate fair value due to the short term maturity of these instruments.

DAS, INC
(A Development Stage Company)
NOTES OT THE FINANCIAL STATEMENTS
JULY 31, 2008
AUDITED

2. Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes, which is an interpretation of SFAS No. 109, Accounting for Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  FIN 48 is effective for fiscal years beginning after 15 December 2006.  The adoption of this pronouncement did not have a material impact on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, Defining Fair Value Measurement ("SFAS No. 157"), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after 15 November 2007. The adoption of this pronouncement did not have a material impact on the Company's financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 requires that public companies utilize a "dual-approach" to assessing the quantitative effects of financial misstatements. This dual approach includes both an income statement focused assessment and a balance sheet focused assessment. The guidance in SAB 108 must be applied to annual financial statements for fiscal years ending after 15 November 2006. The adoption of this pronouncement did not have a material impact on the Company's financial statements.

In December 2006, the FASB issued FASB Staff Position Emerging Issues Task Force ("FSP EITF") 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements.  FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies.  FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after 15 December 2006 and interim periods within those fiscal years.  The adoption of FSP 00-19-2 is not expected to have a material impact on the Company’s financial condition or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS No. 159 applies to reporting periods beginning after 15 November 2007. The adoption of SFAS No. 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

DAS, INC
(A Development Stage Company)
NOTES OT THE FINANCIAL STATEMENTS
JULY 31, 2008
AUDITED

2. Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued)

In December 2007, the FASB issued SFAS No. 141 (R) Business Combinations. SFAS 141R establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquired company. SFAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after 15 December 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company's consolidated financial statements.

In December 2007, the FASB issued FAS No. 160 Non Controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.

In March 2008, the FASB issued FAS No. 161 Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.

In May 2008, the FASB issued FAS No. 162 The Hierarchy of Generally Accepted Accounting Principles.

In May 2008, the FASB issued FAS No. 163 Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60.

3.  Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has experienced losses from operations since inception that raise substantial doubt as to its ability to continue as a going concern.

The Company's existence is dependent upon management's ability to develop profitable operations. Management anticipates the Company will attain profitable status through continued business development and additional equity investment in the Company.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

DAS, INC
(A Development Stage Company)
NOTES OT THE FINANCIAL STATEMENTS
JULY 31, 2008
AUDITED

4. Capital Stock

On July 27, 2007 2,000,000 common stock were issued to the founders of the Company for $0.001 per share for services rendered.  The shares were recorded at the fair value of the services provided.

Since the Company’s inception, 23,720 common stock shares were issued for $0.001 per share with $2.4999 Additional Paid in Capital per share.

5. Related Party Transactions

For the period from inception August 1, 2007 to July 31, 2008, the Company included in “Revenue Services” an amount of $90,000 for services provided to Stock USA Investments Inc. (“Stock USA”).   Stock USA Investments Inc. is a related company.    The Company has an ongoing monthly license agreement with Stock USA to provide services at $10,000 per month.

6. Income Taxes

As at July 31, 2008, there were no differences between financial reporting and tax bases of assets and liabilities. Income Tax Expense for the fiscal year is as follows:

August 2007 – December 2007                   $  17,449 (Paid)
January 2008 – July 2008                             $  2,038   (Accrued)

DAS, INC.
157,200 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:  ______________, 2008

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$1.54
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$5,000
Accounting fees and expenses	$40,000
Legal fees and expense	$40,000
Blue Sky fees and expenses	$1,000
Miscellaneous	$0
Total	$86,001.54

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers.

Our director and officer are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

All shares described herein represent post-split shares of common stock.

We were incorporated in the State of Nevada in June 27, 2007.  On such date, we issued 10,000,000 founder shares to Karen Gentile for a total purchase price of $9,000, and another 10,000,000 founder shares were issued to Jun Liu for a total purchase price of $9,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In December 2007, we completed a Regulation D Rule 506 offering in which we sold 132,200 shares of common stock to 37 investors, at a price per share of $.25 per share for an aggregate offering price of $33,050. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Maria and Patrick Barry	5,000
Adam Gottbetter	20,000
Sam and Michelle DelPresto	4,000
Antonietta and Giovanni Gentile	1,000
Brian Corbman	1,000
Texas Capital Management, LLC	1,000
Darin Uesugi	1,000
Janet and Anthony Balbour	1,000
Yoeshen Tsui	4,000
Alliance Investment Management	10,000
Rick Davis Production	20,000
Meir Waistenberg	1,000
Valarie Afriat	2,000
Antonia Panetta	2,000
Angelo Panetta	2,000
Armando Virola	1,000
Craig Manderson	1,000
Timothy Looney	1,000
Devorah Gelkopf	15,000
Allan Gelkopf	15,000
Ghitel Grinfeld	4,000
Yona Giterman	1,000
Ben Giterman	1,000
Richboy Trading, LLC	1,000
Ranajit Chaudhury	1,000
Courtney Hresko	1,000
Mitra Ray	1,000
Airu Sun	1,000
David Lind	1,000
Jeremy Kurtz	1,000
Rivka Kurtz	1,000
Roly Anidjar	4,000
Miriam Anidjar	1,000
Jonathan Curshen	2,000
Richard Bertematti	1,000
Daniel Bardelli	1,000
Danny Rabizada	1,200

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in December 2007 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

In connection with this private placement, we also issued 100,000 shares to Stock USA Financial, Inc. and 5,000 to Anslow & Jaclin, LLP for their services. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’) and were issued to these individuals for services rendered to the Company. These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	Amendment to the Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1 10.2	License Agreement with Stock USA Investments Lease Agreement with KAG Holding Corp.
23.1	Consent of Eugene M. Egeberg, III
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney (included on the signature page).

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the General Corporation Law of the State of California or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on December 16, 2008.

DAS, INC.

By:	/s/Karen Gentile
Karen Gentile
President, CEO, CFO, Principal Accounting Officer, Treasurer, Secretary and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karen Gentile and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of DAS, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Karen Gentile	President, Secretary, CEO, CFO,	December 15, 2008
Karen Gentile	Principal Accounting Officer, Treasurer and Director

/s/ Jun Liu	Director	December 15, 2008
Jun Liu

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